STATE OF MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1. **Type or print in black ink.**
2. **There is a $35.00 fee** payable to the Secretary of State (**YOUR CANCELLED CHECK IS YOUR RECEIPT**) for filing this "Amendment of Articles of Incorporation".
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

BDC Capital, Inc

This amendment is **effective** on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days **after** filing with the Secretary of State.

March 1, 2007
Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages (Total number of pages including this form 1 .)

ARTICLE 1

1. Name of the corporation hereafter to be known as DigitalTown,Inc.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

(Signature of Authorized Person)

Name and telephone number of contact person: Richard A Pomije 952-890-2362
Please print legibly

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
FEB - 5 2007
Mark Ritchie
Secretary of State

If you have any questions please contact the Secretary of State's office at (651)296-2803.

MAIL TO: Secretary of State
Corporate Division
180 State Office Building
100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul, MN 55155-1299

(**No walk-in service** available at this location for corporate, UCC or notary)

Walk-in service is available at our public counter located in the Minnesota State Retirement System Bldg, 60 Empire Drive, Suite #100, St. Paul, MN 55103.

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651)296-2803/Voice. For TTY communication, contact the Minnesota Relay Service at 1-800-627-3529 and ask them to place a call to (651)296-2803.

AMENDENT OF ARTICLES OF INCORPORATION OF BDC, CAPITAL, INC.

The Undersigned, Chief Executive Officer, President and Chief Financial Officer of BDC Capital Inc, a Minnesota corporation (the "Corporation"), hereby certifies that the following Articles of Amendment have been duly adopted by the Corporation's Board of Directors, pursuant to the provisions of the Minnesota Business Corporation Act:

1. The name of the Corporation is changed to: DigitalTown, Inc. as of March 1, 2007

IN WITHNESS WHEREOF, the undersigned has hereunto set his hand on this 5th day of February, 2007.

BDC Capital, Inc

Richard A. Pomije, Chairman
Chief Financial Officer